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                                                                    EXHIBIT 23.1


                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-99301 of Umpqua Holdings Corporation on Form S-4 of our report dated February 28, 2002, appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Portland, Oregon
September 26, 2002